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                                                                   EXHIBIT 4.4

                       NOTE REGISTRATION RIGHTS AGREEMENT


            This NOTE REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of September 30, 1997, by and among Physicians Clinical Laboratory, Inc., a Delaware corporation ("PCL"), on the one hand, and Oaktree Capital Management, LLC, as general partner and investment manager on behalf of certain funds and accounts set forth in Schedule I hereto (in such capacity, "Oaktree"), The Copernicus Fund, L.P. ("Copernicus"), The Galileo Fund, L.P. ("Galileo" and, collectively with Copernicus, "DDJ"), Belmont Fund, L.P. ("Belmont I"), Belmont Capital Partners II, L.P. ("Belmont II" and, collectively with Belmont I, "Belmont"), Cerberus Partners, L.P. ("Cerberus" and, collectively with Oaktree, DDJ, and Belmont, the "Initial Holders").

            The parties hereby agree as follows:

      Definitions

            Any capitalized terms used herein and not defined herein shall have the respective meanings assigned thereto in the Indenture. As used in this Agreement, the following capitalized terms shall have the following meanings:

            Commercially Reasonable Efforts, when used with respect to any obligation to be performed or term or provision to be observed hereunder, means such efforts as a prudent Person seeking the benefits of such performance or action would make, use, apply or exercise to preserve, protect or advance its rights or interests, provided, that such efforts do not require such Person to incur a material financial cost or a substantial risk of material liability unless such cost or liability (i) would customarily be incurred in the course of performance or observance of the relevant obligation, term or provision, (ii) is caused by or results from the wrongful act or negligence of the Person whose performance or observance is required hereunder or (iii) is not excessive or unreasonable in view of the rights or interests to be preserved, protected or advanced. Such efforts may include, without limitation, the expenditure of such funds and retention by such Person of such accountants, attorneys or other experts or
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advisors as may be necessary or appropriate to effect the relevant action; and
the commencement, termination or settlement of any action, suit or proceeding involving such Person to the extent necessary or appropriate to effect the relevant action.

            Company shall mean PCL or any successor thereto pursuant to Article VI of the Indenture.

            Exchange Act shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

            Holder shall mean any holder of record of Registrable Securities.

            Indenture shall mean that certain Indenture of even date herewith between the Company and the Trustee, as amended and supplemented from time to time in accordance with the terms thereof.

            NASD shall mean the National Association of Securities Dealers, Inc.

            Participating Holders means, with respect to any registration of Registrable Securities by the Company pursuant to this Agreement, the requesting Holder and any other Holders that are entitled to participate in, and are participating in or seeking to participate in, such registration.

            Person shall mean an individual, trustee, corporation, partnership, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

            Prospectus shall mean the prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and


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supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

            Registrable Securities shall mean the Securities originally issued to the Holders and at all times subsequent thereto until (i) a Registration Statement covering such Securities has been declared effective by the SEC, (ii) such Securities are sold in compliance with Rule 144 or are eligible to be sold in compliance with Rule 144(k) or (iii) such Securities cease to be outstanding; provided, however, that any Securities which are, in the opinion of counsel to the Company or counsel selected by any Holder of more than 10% of the principal amount at maturity of the issued and outstanding Securities, exempt from the registration requirements of Section 5 of the Securities Act by virtue of to
Section 1145 of the Bankruptcy Code of 1978, as amended, shall not constitute Registrable Securities.

            Registration Notice shall mean a written notice served on the Company by Holders representing at least a majority in principal amount at maturity of the outstanding Registrable Securities to require the Company to cause Registrable Securities to be registered with the SEC.

            Registration Statement shall mean any registration statement of the Company, including but not limited to a Shelf Registration Statement, that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

            Rule 144 shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.



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            Rule 415 shall mean Rule 415 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

            SEC shall mean the Securities and Exchange Commission.

            Securities shall mean the Senior Secured Notes due 2004, as amended or supplemented from time to time pursuant to the terms of the Indenture, issued to the Initial Holders under the Indenture, and any Securities issued to Holders by the Company pursuant to the terms of the Indenture in payment of interest obligations of the Company with respect to the Securities.

            Securities Act shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

            Shelf Registration Statement means a Registration Statement filed under Rule 415 under the Securities Act.

            Underwritten Registration or Underwritten Offering shall mean a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

1.    Required Registration

            (a) At any time, but no more than once, after December 31, 1998, the Holders of a majority of the then outstanding principal amount at maturity of Registrable Securities may serve a written Registration Notice on the Company requesting that the Company effect the registration under the Securities Act of all or any portion of such Holders' Registrable Securities. Upon the receipt of such Registration Notice, and subject to the Company's right to redeem the Registrable Securities pursuant to Section 3.7 of the Indenture, the Company shall (i) carefully prepare and, within one hundred and twenty (120) days following the receipt of the Registration Notice, file with the SEC a Registration Statement covering all the Registrable Securities that would allow a public sale of such Securities in accordance with the intended method of disposition specified in such Registration Notice, and shall (ii) use Commercially Reasonable Efforts to cause such Registration Statement to become effective within one hundred and eighty (180) days following the date on which the Registration Notice was


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received by the Company, all in accordance with the provisions of this
Agreement. If such method of disposition shall be an Underwritten Registration or an Underwritten Offering, the Holders of a majority of the then outstanding Registrable Securities included in such offering may designate the managing underwriter of such offering provided, that such election shall be subject to the consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding anything to the contrary contained herein, the obligation of the Company under this Section 1 shall be deemed satisfied only when a Registration Statement covering all Registrable Securities that have been requested to be registered pursuant to this Section 1 for sale in accordance with the method of disposition specified by the requesting Holders shall have become effective. The Company shall not permit any securities, other than (x) the Registrable Securities, and (y) securities of the Company held by any other person which may be entitled to include such securities in such registration pursuant to an agreement with the Company entered into in connection with any material financing, acquisition, corporate reorganization or merger or other corporate transaction involving the Company or any of its subsidiaries if the inclusion of such securities was approved prior to the execution of such agreement by the Holders of at least 66 2/3% in principal amount of the Registrable Securities.

                  (b) If the Board or Directors of the Company, in its good faith judgment and by action approved by at least four of the five members thereof, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with, or cause the Company against its best interest to disclose, any material financing, acquisition, corporate reorganization or merger or other corporate transaction involving the Company or any of its subsidiaries (a "Valid Business Reason"), the Company may (no more than twice during any twelve (12) month period and for a period not to exceed thirty (30) days on any one occasion, and not in any event to exceed forty-five (45) days in the aggregate in any such period) (x) postpone filing a Registration Statement relating to a Registration Notice until such Valid Business Reason no longer exists, or (y) in case a Registration Statement has been filed relating to a Registration Notice, cause such Registration Statement to be withdrawn and its effectiveness terminated, suspend use of any such Registration Statement or postpone amending or supplementing such Registration


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Statement until such Valid Business Reason no longer exists; and the Company shall give written notice of its determination to postpone, suspend or withdraw a Registration Statement and of the fact that the Valid Business Reason for such suspension, postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof (any period of time during which a Valid Business Reason continues to cause such a postponement, withdrawal or suspension, a "Valid Business Reason Suspension Period"). Each Holder agrees that, upon receipt of any notice from the Company that the Company has determined to withdraw any Registration Statement due to a Valid Business Reason such Holder will discontinue its disposition of Registrable Securities pursuant to such Registration Statement and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice.

            (c) The Company shall not be required to prepare, file or cause to be effective or maintain the effectiveness of any Registration Statement, and the Company may postpone filing a Registration Statement relating to a Registration Notice and, in case a Registration Statement has been filed relating to a Registration Notice, the Company may cause such Registration Statement to be withdrawn and its effectiveness terminated, suspend use of any such Registration Statement or postpone amending or supplementing such Registration Statement during any period (not to exceed thirty (30) days in the aggregate) if each of the Company and the Requisite Holders of the Registrable Securities covered by such Registration Statement consents in writing to such postponement, withdrawal or suspension for such period (any period of time during such postponement, withdrawal or suspension continues, a "Consented Suspension Period," with Valid Business Reason Suspension Period and Consented Suspension Period collectively referred to herein as a "Suspension Period").

            (d) Whenever the Company shall have received a Registration Notice pursuant to Section 1(a), the Company shall promptly give written notice of such requested registration to any other Holders from whom such Registration Notice has not been received, and will allow each such Holder the opportunity to participate in such registration. Each such Holder may, within ten (10) days after receipt of such notice, request in writing that all


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of such Holder's Registrable Securities, or any portion thereof designated by such Holder, be included in the offering.

            (e) Once a Registration Statement is effective pursuant to Section 1(a) hereof, the Company shall use Commercially Reasonable Efforts to cause such Registration Statement to remain continuously effective (i) in the case of a Registration Statement other than a Shelf Registration Statement, until earlier of (x) the six (6) month anniversary of the date such Registration Statement is declared effective by the SEC (such time period to be extended by the number of days any Suspension Period is in effect pursuant to Sections 1(b) or 1(c), above) and (y) the date on which all of the Registrable Securities covered by such Registration Statement have been distributed; and (ii) in the case of a Shelf Registration Statement, until the earlier of (x) the date which is eighteen (18) months following the date such Shelf Registration Statement is declared effective by the SEC (such time periods to be extended by the number of days any Suspension Period is in effect pursuant to Sections 1(b) or 1(c), above) and (y) the date on which all of the Registrable Securities covered by such Registration Statement have been sold, but in no event (in either case) prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder (such period being defined as the "Effective Period" with respect to any such Registration Statement other than a Shelf Registration Statement and as the "Shelf Period" with respect to any such Shelf Registration Statement).

            (f) The Company and the Holders agree that the Participating Holders of Registrable Securities will suffer damages if the Company fails to fulfill its obligations under this Section 1 and that ascertaining the extent of such damages with precision would not be feasible. Accordingly, the Company agrees to pay liquidated damages with respect to the Registrable Securities held by each Participating Holder that has complied with such Holder's obligations under this Agreement ("Liquidated Damages"), if:

                      (i) any Registration Statement required to be filed pursuant to this Section 1 is not filed with the SEC on or prior to the date specified for such filing in this Agreement (taking into account any extension of such date due to any Suspension Period in effect pursuant to Sections 1(b) or 1(c), above);


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                     (ii) any such Registration Statement has not been declared effective by the SEC on or prior to the date specified for such effectiveness in this Agreement (taking into account any extension of such date due to any Suspension Period in effect pursuant to Sections 1(b) or 1(c), above) (the "Effectiveness Target Date"); or

                    (iii) any Registration Statement required by to be filed pursuant to this Section 1 is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded promptly by a post effective amendment to such Registration Statement that cures such failure and that is itself promptly declared effective (unless such cessation of effectiveness of failure to be usable for its intended purpose is due to a Suspension Period in effect pursuant to Sections 1(b) or 1(c), above);

(each such event in clauses (i) through (iii) above being referred to herein as a "Registration Default"). Such additional interest comprising Liquidated Damages shall be an amount equal to (A) with respect to the first 90-day period immediately following the occurrence of a Registration Default, $.05 per week per $1,000 principal amount of the Registrable Securities held by such holder for each week or portion thereof that any Registration Default continues, plus
(B) an additional $.05 per week per $1,000 in principal amount of the Registrable Securities with respect to each 90-day period subsequent to the first 90-day period, until all Registration Defaults have been cured, up to an amount equal to $.40 per week per $1,000 in principal amount of Registrable Securities held by such Holder. The Company shall notify the trustee under the Indenture within five Business Days after each and every date on which a Registration Default occurs. All accrued Liquidated Damages shall be paid by the Company in cash on or before each applicable interest payment date to Holders of record of the Registrable Securities in the same manner as interest is payable pursuant to the terms of the Indenture; provided, however, that in the event that the Company reasonably and in good faith disputes the occurrence of a Registration Default or that Liquidated Damages are payable to any Participating Holder, any Liquidated Damages which would otherwise be due to be paid by the Company on such interest payment date in respect of such disputed Liquidated Damages shall be deposited with the Trustee under the Indenture on or before such interest payment date, to be held in


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escrow pending the final resolution of such dispute. Each obligation to pay
Liquidated Damages shall be deemed to accrue beginning on the day of the applicable Registration Default. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease until the next Registration Default, if any. No Liquidated Damages shall be payable with respect to any week commencing two years or more after the Company consummates a registered public offering of its equity securities.

            (g) If a registration pursuant to this Section 1 involves an Underwritten Offering and the managing underwriter of such Underwritten Offering advises the Company in writing (with a copy to each Participating Holder) of its belief that the amount of securities requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering within an acceptable price range, then the amount of securities to be sold in such offering shall be reduced in accordance with the advice of such managing underwriter. In the case of any such reduction, then the Company shall include in such demand registration that amount of Registerable Securities that the Company is so advised can be sold in (or during the time of) the offering, is follows: first, Registerable Securities of any participating Holder, pro rata, on the basis of the principal amount of such securities held by such Holder; and second, all other securities of the Company duly requested to be included in such Registration Statement.

2.    Incidental Registration

            If the Company at any time after the date hereof proposes to register any of its debt or equity securities (as defined in the Exchange Act) under the Securities Act (other than pursuant to a registration statement on Form S-4 or S-8, or any successor forms), whether or not for sale for its own account, and the registration form to be used may be used for the registration of the Registrable Securities, it will each time give prompt written notice to the Holders of its intention to do so and, upon the written request of any such Holder to the Company made within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company shall use its reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has


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been so requested to register by the Holders thereof, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that:

                  (1) if, at any time after giving written notice of its intention to register any securities and, prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not of its obligation to pay the registration expenses in connection therewith); and

                  (2) if a registration pursuant to this Section 2 involves an Underwritten Offering and the managing underwriter of such Underwritten Offering advises the Company in writing (with a copy of each Participating Holder) of its belief that the amount of securities requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering within an acceptable price range, then the Company will include in such registration that number of securities which the Company is so advised can be sold in (or during the time of) the offering as follows: first, all securities proposed by the Company to be sold for its own account; second, Approved Piggyback Securities and Registrable Securities held by any Participating Holder or holder of Approved Piggyback Securities, respectively, that has properly requested that its Registrable Securities or Approved Piggyback Securities, respectively, be included in such registration, pro rata, on the basis of the amount of such Registrable Securities or Approved Piggyback Securities held by such holder; and third, all of the securities of the Company duly requested to be included in such registration statement.

3.    Registration Procedures

            In connection with the registration of any Registrable Securities hereunder, the Company shall effect such registrations


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to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall:

            (a) Prepare and file with the SEC a Registration Statement or Registration Statements as prescribed herein and cause each such Registration Statement to become effective and remain effective as provided herein; provided that before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders of the Registrable Securities, counsel for the Holders (the "Holders Counsel") and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (at least 5 business days prior to such filing). The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document, if the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement, the Holders Counsel, or the managing underwriters, if any, shall reasonably object. Liquidated Damages will not be paid with respect to any period during which the Registration Statement shall cease to be effective or usable by reason of the objection of the Holders of majority of Registerable Securities, or a managing underwriter selected by the Holders, to the filing of any amendment or supplement to any registration statement or prospectus.

            (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of the securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement, but in no event for a period of more than two years after the Registration Statement becomes effective, excluding any periods during which the SEC shall have issued any stop order with respect to such Registration Statement; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424


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(or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented; the Company shall be deemed not to have used its best efforts to keep a Registration Statement effective during the Effectiveness Period if it voluntarily takes any action that would result in the Holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period unless such action is required by applicable law.

            (c) Notify the Holders of Registrable Securities, the Holders Counsel and the managing underwriters, if any, promptly (but in any event within two business days), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 3(l) below cease to be true and correct, (iv) of the receipt by any officer or representative of the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements


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therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
(vi) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

            (d) Use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, and, if any such order is issued, to use its best efforts to obtain the withdrawal of any such order at the earliest possible moment.

            (e) If requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount at maturity of the Registrable Securities subject to the Registration Statement, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters, if any, or such Holders or counsel reasonably request to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and
(iii) supplement or make amendments to such Registration Statement.

            (f) Furnish to each Holder of Registrable Securities and to the Holders Counsel and each managing underwriter, if any, without charge, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

            (g) Deliver to each Holder of Registrable Securities, their counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this


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Section 3, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Holders of Registrable Securities and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

            (h) Prior to any public offering of Registrable Securities, to use its best efforts to register or qualify, and to cooperate with the Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder or the managing underwriters, if any, reasonably request in writing as are reasonably necessary to permit the offer and sale of such Securities in such jurisdictions, provided that where Registrable Securities are offered other than through an underwritten offering, the Company agrees to cause its counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 3(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement, provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or
(C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction.

            (i) Cooperate with the Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may reasonably request.



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            (j) Use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

            (k) Upon the occurrence of any event contemplated by Section 3(c)(v) or 3(c)(vi) above, as promptly as practicable prepare and (subject to Section 3(a) above) file with the SEC, at the expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (l) In the event of an underwritten offering of Registrable Securities, enter into an underwriting agreement as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, (i) make such representations and warranties to the underwriters, with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof in form and substance reasonably satisfactory to the managing underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters; (iii) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as reasonably requested by underwriters; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 5 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

            (m) Make available for inspection by any Holder of such Registrable Securities being sold, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such Holder, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the issuers and their respective subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement. Records which the Company determines, in good faith, to be confidential and any Records which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public. Each Holder of such Registrable

Securities will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each Holder of such Registrable Securities will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the Records deemed confidential at their expense.

            (n) Comply with all applicable rules and regulations of the SEC and make generally available to the Holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

            (o) Cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

            (p) Use its best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

                     Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a), 3(c)(ii), 3(c)(iv), 3(c)(v), or 3(c)(vi), such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto.

4.    Registration Expenses

            All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, whether or not a Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of its counsel in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as provided in
Section 3(h), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses),
(iii) messenger, telephone and delivery expenses, (iv) reasonable fees and disbursements of counsel to the Company and one counsel to the Holders, (v) reasonable fees and expenses of all independent certified public accountants referred to in Section 3(l)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) the reasonable fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Section 2 of Schedule E to the By-laws of the NASD, unless such qualified independent underwriter or other independent appraiser is required to participate by reason of the affiliation of a participating Holder,
(vii) Securities Act liability insurance, if the Company desires such insurance,
(viii) fees and expenses of all other Persons retained by the Company, (ix) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (x) the expense of any annual audit, (xi) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange and (xii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement. Notwithstanding the foregoing, the Company shall not be liable for any underwriting discounts or commissions incident to the sale of any Registrable Securities pursuant to this Agreement.

5.    Indemnification

            (a) The Company will indemnify and hold harmless each Holder of Registrable Securities, the directors, officers, employees and agents of each Person, and each Person, if any, who controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a "Participant") from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment or supplement thereto or any preliminary prospectus or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, provided that a Participant will not be entitled to any such indemnification hereunder to the extent that such loss, claim, liability, expense or damage arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Participant furnished in writing to the Company by such Participant expressly for inclusion therein.

            (b) Each Participant will indemnify and hold harmless the Company, each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each director, officer, employee or agent of the Company to the same extent as the foregoing indemnity from the Company to each Participant, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Participant furnished in writing to the Company by such Participant expressly for use in any Registration Statement or Prospectus or any amendment or supplement thereto or any preliminary prospectus. The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such Participant from sales of Registrable Securities giving rise to such obligations.

            (c) Any party that proposes to assert the right to be indemnified under this Section 5 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 5, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 5 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless
(1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

            (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 5 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or any Participant, the Company and each Participant will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from Persons other than a Participant, such as Persons who control the Company within the meaning of the Securities Act, officers of the Company and directors of the Company, who also may be liable for contribution) to which the Company and each Participant may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and each Participant on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or a

Participant, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Participant shall agree that it would not be just and equitable if contributions pursuant to this Section 5(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this
Section 5(d) shall be deemed to include, for purpose of this Section 5(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5(d), a Participant shall not be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Securities exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5(d), any Person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 5(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 5(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

            (e) The indemnity and contribution agreements contained in this
Section 5 will be in addition to any liability which the indemnifying Persons may otherwise have to the indemnified Persons referred to above.

6.    Rule 144

          The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act. The Company further covenants that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.

7.    Underwritten Registrations

      No Holder of Registrable Securities may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements (including lockup provisions) approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

8.    Miscellaneous

            (a) Remedies. In the event of a breach by the Company of any of its obligations under this Agreement, each Holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein or, in the case of the Initial Holders, in the Purchase Agreement or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

            (b) No Inconsistent Agreements. The Company has not, as of the date hereof, and the Company shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

            (c) Certain Additional Obligations of Holders. Each Holder shall, within ten business days after the Company shall give notice to such Holder, furnish to the Company, in writing, such information regarding such Holder, the Registerable Securities held by such Holder and the intended plan of distribution of such securities as the Company may reasonably request for use in connection with any registration statement or Prospectus or Preliminary Prospectus included therein.

            (d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement, provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

            (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:

            (i) if to an Initial Holder, at the address set forth above such Initial Holder's signature on the signature pages attached hereto;

            (ii) if to a Holder of Registrable Securities, at the most current address given by such Holder to the Company; and

            (iii) if to the Company, at:

            Physicians Clinical Laboratory, Inc.
            3301 C Street
            Sacramento, CA 95816
            Phone: (916) 648-3500
            Attention: Chief Financial Officer

            All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if telecopied.

            (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment or consent of the Company, subsequent Holders of Registrable Securities; provided, however, that any such permitted transferee of Registerable Securities agrees in writing, in form and substance satisfactory to the Company, to be bound by all of the terms and provisions hereof and to join this Agreement as a party hereto. Without limiting the foregoing, no such assignment shall be binding upon or obligate the Company to any such assignee unless and until the Company has received notice of the assignment as herein provided, which notice (i) references this Agreement and (ii) sets forth the address of any assignee for the purpose of any notices hereunder.

            (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

            (j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

            (k) Acknowledgement of Rights. The Company will, upon request of a Holder, acknowledge in writing the Company's obligation in respect of the rights to which a Holder shall be entitled under this Agreement, provided that the failure of a Holder to make any such request shall not affect the continuing obligation of the Company to the Holder in respect of such rights.

            (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement in respect of the subject matter contained herein, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.

            IN WITNESS WHEREOF, duly authorized representatives of each of the parties hereto have executed this Agreement as of the date first written above.

                              PHYSICIANS CLINICAL LABORATORY, INC.



                              By:  ________________________________
                                   J. Marvin Feigenbaum
                                   Chief Operating Officer


                              OAKTREE CAPITAL MANAGEMENT, LLC, on behalf of certain funds and accounts listed on Schedule I hereto


                              By:  ________________________________
                                   Name:
                                   Title:


                              By:  ________________________________
                                   Name:
                                   Title:

                              Address:  550 South Hope Street, 22nd Floor
                                        Los Angeles, CA  90071


                              THE COPERNICUS FUND, L.P.
                              By:  DDJ Copernicus, LLC, its general partner



                              By:  ________________________________
                                   Name:
                                   Title:

                              Address:  c/o DDJ Capital Management, LLC
                                         141 Linden Street, Suite 4
                                         Wellesley, MA  02181

                              THE GALILEO FUND, L.P.
                              By:  DDJ Galileo, LLC, its general partner



                              By:  ________________________________
                                   Name:
                                   Title:

                              Address:  c/o DDJ Capital Management, LLC
                                        141 Linden Street, Suite 4
                                        Wellesley, MA  02181


                               BELMONT FUND, L.P.



                              By:  ________________________________
                                   Name:
                                   Title:

                              Address:  Fidelity Investments
                                        82 Devonshire Street
                                        Boston, MA  02109



                              BELMONT CAPITAL PARTNERS II, L.P.



                              By:  ________________________________
                                   Name:
                                   Title:

                              Address:  Fidelity Investments
                                        82 Devonshire Street
                                        Boston, MA  02109

                              CERBERUS PARTNERS, L.P.



                              By:  ________________________________
                                   Robert Davenport
                                   Managing Director

                              Address:  450 Park Avenue, 28th Floor
                                        New York, NY  10022